HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                             Oklahoma City, OK 73116
                    Office (405) 848-2020 Fax (405) 848-7359









                          INDEPENDENT AUDITOR'S CONSENT





     We consent to the use of our report dated November 6, 1998, with respect to the financial statements of TechLite, Inc. included in two Registration Statements (Form SB-2 and Form S-4) of TechLite, Inc.


                                                     /s/ Hogan & Slovacek
                                                     ------------------------
                                                     HOGAN & SLOVACEK




Oklahoma City, Oklahoma
November ____, 1998

                                                                    Exhibit 23.2
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